      As filed with the Securities and Exchange Commission on May 27, 2004

                           REGISTRATION NO. 333-39416

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                                   ALLOY, INC.

             (Exact name of registrant as specified in its charter)

                  Delaware                             04-3310676
       (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)             Identification Number)

                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Matthew C. Diamond
                      Chairman and Chief Executive Officer
                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             With copies to each of:

       Samuel A. Gradess                            Richard M. Graf
   Chief Financial Officer                   Katten Muchin Zavis Rosenman
           Alloy, Inc.                      1025 Thomas Jefferson Street, NW
 151 West 26th Street, 11th Floor                  East Lobby, Suite 700
       New York, NY 10001                        Washington, DC 20007

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-39416) SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                          DEREGISTRATION OF SECURITIES

On June 15, 2000, Alloy, Inc., a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission on (the "Commission") a Registration Statement on Form S-3 (Reg. No. 333-39416), as amended on July 25, 2000 and
July 26, 2000 (the "Registration Statement"), which originally registered for resale by the selling stockholders named therein a total of 5,495,818 shares of the Registrant's common stock, par value $.01 per share. The Commission declared the Registration Statement effective July 28, 2000.

The Registrant's contractual obligation to maintain the effectiveness of the Registration Statement has terminated. In accordance with the undertaking contained in Part II, Item 17(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration such number of shares originally registered by the Registration Statement as remain unsold as of the date this Post-Effective Amendment No. 1 is filed.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 27, 2004.

                                   ALLOY, INC.
                                  (Registrant)

                           By: /s/ Matthew C. Diamond
                            Name: Matthew C. Diamond
                   Title: Chief Executive Officer and Chairman

      In accordance with the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signatures                                Title                      Date
----------                                -----                      ----

/s/ Matthew C. Diamond           Chief Executive Officer         May 27, 2004
----------------------         (Principal Executive Officer)
Matthew C. Diamond                      and Chairman


/s/ James K. Johnson, Jr.       President, Chief Operating       May 27, 2004
-------------------------            Officer and Director
James K. Johnson, Jr.


/s/ Samuel A. Gradess              Chief Financial Officer       May 27, 2004
---------------------            (Principal Financial and
Samuel A. Gradess                   Accounting Officer),
                                  Secretary and Director


/s/ Peter M. Graham                      Director                May 27, 2004
-------------------
Peter M. Graham


/s/ Edward A. Monnier                    Director                May 27, 2004
---------------------
Edward A. Monnier



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